UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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WESTWOOD ONE, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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David Hillman, General Counsel of Westwood One, Inc., sent the following email communication to certain of the Company’s security holders on June 13, 2008:

Our records indicate that [Name of Security Holder] is a shareholder of Westwood One, Inc. (NYSE: WON).  This coming Tuesday, June 17, 2008, a special meeting of our shareholders is scheduled to take place to vote on an investment in Westwood One by The Gores Group, LLC.  Management strongly recommends that shareholders approve all of the proposals for consideration on Tuesday, as the Gores transaction is the best available alternative for Westwood One to pursue its short-term and long-term strategic goals.  We hope that we can count on your support, and would appreciate the opportunity to discuss the deal with you.  Our CEO Tom Beusse (212-641-2109), CFO Gary Yusko (212-373-5311) and/or I are available to speak with you at your convenience.  Please do not hesitate to give us a call.  Thanks.

About Westwood One

Westwood One (NYSE: WON) is a platform-agnostic content company providing over 150 news, sports, music, talk, entertainment programs, features and live events to numerous media partners. Through its subsidiaries, Metro Networks/Shadow Broadcast Services, Westwood One provides local content to the radio and TV industries and to the Web. This content includes news, sports, weather, traffic, video news services and other information. SmartRoute Systems manages traffic information centers for state and local departments of transportation, and markets traffic and travel content to wireless, Internet, in-vehicle navigation systems and voice portal customers. Westwood One serves more than 5,000 radio stations. For more information please visit www.westwoodone.com.

Certain statements herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “expect,” “anticipate,” “estimates” and “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in economic conditions in the U.S. and in other countries in which Westwood One, Inc. currently does business (both generally and relative to the broadcasting industry); advertiser spending patterns, including the notion that orders are being placed in close proximity to air, limiting visibility of demand; changes in the level of competition for advertising dollars; technological changes and innovations; fluctuations in programming costs; shifts in population and other demographics; changes in labor conditions; and changes in governmental regulations and policies and actions of federal and state regulatory bodies. Other key risks are described in the Company’s reports filed with the SEC, including the Company’s annual report on Form 10-K for the year ending December 31, 2007. Except as otherwise stated herein, Westwood One, Inc. does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.